Exhibit 10.2

MODIFICATION AGREEMENT

This Modification  Agreement ("Agreement") is made as of July 30, 2012, by and among ESSEX PORTFOLIO,  L.P., a California  limited partnership  ("Borrower"),  U.S. BANK NATIONAL ASSOCIATION,  a national banking association,  as administrative  agent ("Agent"), under the Loan Agreement described below, U.S. BANK NATIONAL ASSOCIATION,  a national banking association,  as a Lender ("U.S. Bank"),  and each of the other Lenders set forth on the signature  pages  hereof  (and  together  with  any  other  bank  that  becomes  a  party  to  the  Loan Agreement in the future, collectively, "Lenders").

Factual Background

A.       Under a Term Loan Agreement dated November 15,2011 (the "Loan Agreement"), certain  of the Lenders  agreed to make an unsecured  term loan of up to $200,000,000 (with an additional $100,000,000 "accordion" feature) to Borrower (the "Loan"), subject to the terms and conditions specified therein.

Borrower's  obligations   under  the  Loan  are  currently  evidenced   by  (i) a  Note  dated November 15,2011 made payable to U.S. Bank National Association in the stated principal amount of  Thirty-Two   Million   Five   Hundred   Thousand   Dollars   ($32,500,000),  (ii) a  Note   dated November 15, 2011 made payable to Bank of the West in the stated principal amount of Fifteen Million Dollars  ($15,000,000), (iii) a Note dated November 15, 2011  made payable to Bank of Montreal in the stated principal amount of Fifteen Million Dollars ($15,000,000), (iv) a Note dated November 15, 2011 made payable to PNC Bank National Association in the stated principal amount of Twenty-Five Million Dollars ($25,000,000), (v) a Note dated November 15,2011  made payable to Comerica  Bank in the stated principal amount of Ten Million Dollars ($10,000,000),  (vi) a Note dated November 15, 2011 made payable to Capital One, N.A. in the stated principal amount of Ten Million Dollars ($10,000,000),  (vii) a Note dated November 15, 2011 made payable to Compass Bank  in the stated  principal  amount  of Ten Million  Dollars  ($1 0,000,000),  (viii) a Note dated November 15, 2011 made payable to Union Bank, N.A. in the stated principal amount of Twenty Seven Million Five Hundred Thousand Dollars ($27,500,000), (ix) a Note dated November 15, 2011 made payable to Key Bank National Association in the stated principal amount of Fifteen Million Dollars ($15,000,000),  (x) a Note dated November 15, 2011 made payable to Wells Fargo Bank National Association in the stated principal amount of Twenty-Five Million Dollars ($25,000,000), and (xi) a Note dated November 15, 2011 made payable to HSBC Bank USA, N.A. in the stated principal amount of Fifteen Million Dollars ($15,000,000)  (collectively,  the "Note").

B.        As of the date of this Agreement the principal balance outstanding under the Loan is $200,000,000.

C.        In connection with the Loan, Essex Property Trust, Inc., a Maryland corporation ("Guarantor"), executed in favor of Agent and Lenders that certain Payment Guaranty dated as of November 15, 2011 (the "Guaranty").

D.       Subject to the terms and conditions of this Agreement, Borrower, Agent and Lenders have agreed to modify the terms of the Loan to, among other things, extend the term of a portion of the Loan, modify the interest  rate payable under the Loan, and make additional  Loan proceeds available  under  the  Loan  (so  that  the  total  available  principal  amount  of  the  Loan  shall  be $350,000,000, with a $150,000,000 "accordion" feature), as more fully set forth herein.

E.        As used in this Agreement, the term "Loan Documents" means the Loan Agreement, the Note, the Guaranty and the other "Loan Documents"  described in the Loan Agreement, all as amended or modified hereby.  This Agreement shall also constitute a Loan Document.  Capitalized terms used herein without definition have the meanings ascribed to them in the Loan Agreement.

Agreement

Therefore, Borrower, Agent and Lenders agree as follows:

1.        Recitals.  The recitals set forth above in the Factual Background are true, accurate and correct, and such recitals hereby are incorporated  herein as an agreement of Borrower, Agent and Lenders.

2.        Reaffirmation  of Obligations.   Borrower reaffirms all of its Obligations  under the Loan Documents, and Borrower acknowledges that it has no claims, offsets or defenses with respect to the payment of sums due under the Note or any other Loan Document.   Without limiting the foregoing, Borrower (a) reaffirms Agent's right, following the occurrence of any Event of Default, subject only to the terms and conditions of the Loan Agreement, to apply any and all payments made by Borrower or otherwise received by Agent or Lenders with respect to the Loan to the obligations owing by Borrower under the Loan Documents in such order and manner deemed appropriate by Agent in its sole discretion (subject only, as between Agent and Lenders, to the provisions of the Loan  Agreement  governing  the  application  of payments  as  between  Agent and  Lenders),  and (b) expressly waives all of its rights under applicable law or otherwise to direct Agent as to such application or to designate the portion of the obligations to be satisfied.

3.        Increased Availability.  The Loan Documents are hereby amended as follows:

(a)       On the Effective Date (as defined below), Lenders shall make available to or for the benefit of Borrower additional sums so that the total principal amount available to be borrowed by Borrower under the Loan Agreement and the Note shall be Three Hundred Fifty Million Dollars ($350,000,000) (inclusive of the amounts currently owing under the Loan Agreement). As used herein and in the other Loan Documents going forward following the Effective Date, the term "Loan" shall be deemed to include the additional commitment described above.

(b)       On or immediately following the Effective Date, the Lenders that shall be the Lenders under the Loan Agreement following the Effective Date shall, in accordance with their Pro Rata Shares of the new Maximum Commitment Amount, repay to each of the existing Lenders (or reallocate between the existing Lenders, other than the "Exiting Lender" described below, and the "New Lender" described below, in a manner which Agent determines would minimize any LIBOR breakage fees or costs) the amounts currently owing under the Loan Agreement and other Loan Documents (i.e., 200,000,000, plus interest accrued thereon through the date of payment at the interest rates previously in effect prior to the Effective Date under the Loan Agreement, and all other sums owing thereunder), and following this first disbursement of the Loan under the modified Loan Agreement, Borrower may thereafter borrow from the Lenders the additional committed sums specified herein (i.e., an additional $150,000,000 in new commitments), subject to the satisfaction of the terms and conditions to advances set forth in the Loan Agreement and other Loan Documents, including without limitation Sections 2 and 5 of the Loan Agreement, and subject to the additional conditions and terms specified below in Section 9 of this Agreement. Advances of the additional commitments (other than the "accordion" amounts as set forth in Section 3(c) below and in Section 2.17 of the Loan Agreement) will be available in up to a maximum of three borrowings, which may be drawn down by no later than December 31, 2012, and may only be borrowed in minimum amounts of Twenty-Five Million Dollars or more. To the extent repaid, advances under the Loan Agreement may not be reborrowed.

(c)       Following the Effective Date, the accordion feature more fully described in Section 2.17 of the Loan Agreement shall be increased from One Hundred Million Dollars ($100,000,000) to One Hundred Fifty Million Dollars ($150,000,000), so that, should the accordion feature be fully exercised in accordance with the provisions of Section 2.17 of the Loan Agreement, the Maximum Commitment Amount may be increased to (but not above) a maximum aggregate amount of Five Hundred Million Dollars ($500,000,000), subject to the satisfaction of all of the terms and conditions specified in Section 2.17 of the Loan Agreement and any other applicable provisions thereof.

4.         New Lenders. On the Effective Date, Citibank, N.A. shall be added as a new Lender under the Loan Agreement ("New Lender"), and Compass Bank (the "Exiting Lender") shall be repaid the sums owing to it currently by the Borrower under the Loan Agreement and other Loan Documents, and shall cease to be a Lender under the Loan Agreement and other Loan Documents. By their execution of this Modification Agreement, the New Lender (as well as the existing Lenders) shall be deemed to have agreed to and be bound by all obligations and agreements applicable to the "Lenders" under the Loan Agreement, and other Loan Documents, as modified by this Modification Agreement, as if they had executed both the original Loan Agreement and other Loan Documents and this Modification Agreement. The Commitment of the New Lender (as well as the modified Commitments of the existing Lenders that shall remain Lenders under the Loan Agreement following the Effective Date) shall be as set forth in the new Schedule 1.1 attached to this Modification Agreement, effective as of the Effective Date.

5.        New Definitions. The "Definitions" section of the Loan Agreement is hereby amended by adding the following definitions, in appropriate alphabetical order:

"Core Markets":   Shall mean the State of California and the metropolitan area of Seattle, Washington.

"Delayed Draw Availability Period": Means the period from the Effective Date (as defined in the Modification Agreement) through December 31, 2012.

"Modification Agreement": Means that certain Modification Agreement dated as of July 30,  2012  executed  by and among  Borrower,  Administrative  Agent and the Lenders.

"New Fee Letter":  Means that certain letter dated as of July 30, 2012 executed by and among Borrower, Administrative Agent, and U.S. Bank and Wells Fargo Bank, as the joint Lead Arrangers.  From and after the Effective Date of the Modification Agreement, as used in the Loan Documents,  the term "Fee Letter" shall mean the New Fee Letter.

6.        Existing Definitions.

(a)        The definition of "Applicable Committed Loan Margin" contained in the "Definitions" section of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

"Applicable Committed Loan Margin means the Applicable LIBOR Committed Loan Margin or the Applicable Reference Rate Committed Loan Margin determined from the following pricing grid based on the current published or private ratings of Guarantor's  senior unsecured long term debt, as provided below:

TIER	GUARANTOR'S SENIOR UNSECURED LONG TERM DEBT RATING	APPLICABLE LIBOR COMMITTED LOAN MARGIN	APPLICABLE REFERENCE RATE COMMITTED LOAN MARGIN
I	A- and/or A3 or better	1.10%	.10%
II	BBB+ and/or Baal	1.20%	.20%
Ill	BBB and/or Baa2	1.30%	.30%
IV	BBB- and/or Baa3	1.70%	.70%
v	Less than BBB- and/or Baa3	2.25%	1.25%

Borrower shall provide to Administrative Agent written evidence of the current rating or ratings on Guarantor's senior unsecured long term debt by any of Moody's, S&P and/or Fitch, if such rating agency has provided to Guarantor a rating on such senior unsecured long term debt, which evidence shall be reasonably acceptable to Administrative  Agent; provided, that, at a minimum, Guarantor must provide such a rating from either Moody's or S&P.  In the event that Guarantor has a rating on its senior unsecured long term debt provided by (a) both Moody's and S&P, (b) both Moody's and Fitch, (c) both S&P and Fitch, or (d) each of Moody's, S&P and Fitch, and there is a difference in rating between such rating agencies, the Applicable Committed Loan Margin shall be based on the higher rating. Changes in the Applicable Committed Loan Margin shall become effective on the first day following the date on which any of Moody's, S&P or Fitch that has provided Guarantor a rating on Guarantor's senior unsecured long term debt changes such rating.   Borrower shall notify Administrative Agent of any such changes in Guarantor's senior unsecured long term debt pursuant to and in accordance with Section 6.4(i); provided, however, that any increase in the Applicable Committed Loan Margin that results from a change in the rating of Guarantor's senior unsecured long term debt shall become effective  on the first day following  the date on which the rating agency changes such rating, as provided in the immediately preceding sentence, whether or not Borrower has notified Administrative Agent of any such change. On the Closing Date, the Applicable Committed Loan Margin shall be based on Tier III."

(b)       The definition of "Capitalization Rate" contained in the "Definitions" section of the Loan Agreement is hereby deleted in it's entirely and replaced with the following:

"Capitalization Rate means (i) with respect to the properties which are located in Core Markets:  (A) 6.00% from the Effective Date (as defined in the Modification  Agreement) through November 15, 2014 and (B) 6.50% thereafter, and (ii) with respect to the properties which are not located  in Core Markets:   (A) 6.50%  from the Effective  Date through  November  15, 2014 and (B) 6.75% thereafter."

(c)        The definition of "Maturity  Date" contained in the "Definitions" section of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

"Maturity Date August 1, 2017."

(d)       The definition of "Maximum Commitment Amount" contained in the "Definitions" section of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

"Maximum Commitment Amount means, at any time, an amount equal to Three Hundred Fifty Million Dollars ($350,000,000); provided, however, that from and after November 15, 2016 through the Maturity Date, the Maximum Commitment Amount shall be reduced to, and shall mean, the then total Outstanding Amount as of November 15, 2016 minus $200,000,000. The Maximum Commitment Amount shall be subject to increase pursuant to, and on the terms and subject to the conditions set forth in, Section 2.17."

7.        Further Modifications  to the Loan Agreement.   The Loan Documents  are hereby further amended as follows:

(a)        Without limiting the requirements of Section 2.8.3 (Mandatory Repayments) of the Loan Agreement, Borrower understands and agrees that since the Maximum  Commitment Amount  shall  decrease  (as  set  forth  in the definition  of  Maximum  Commitment  Amount)  on November 15, 2016, Borrower shall be required to repay to Agent, for the benefit of Lenders, the amount by which the Outstanding  Amount exceeds the Availability as of such date.

(b)        Notwithstanding  the titles or designations set forth in the existing Loan Agreement, the following Lenders shall have the following titles under the Loan Agreement and with respect to the Loan from and after the Effective Date:   (i) U.S. Bank National  Association  shall remain as Administrative  Agent, (ii) U.S. Bank National Association and Wells Fargo Securities, LLC, shall be the joint "Lead Arrangers", and the "Joint Book Runners"; and (iii) Wells Fargo Bank National Association, PNC Bank National Association, Union Bank, N.A. and Bank of Montreal, shall be "Co-Documentation Agents".

(c)        Effective as of the Effective Date, Schedule 1.1 to the Loan Agreement is hereby deleted, and the new Schedule 1.1 attached to this Modification Agreement is hereby substituted in place thereof, and the new Schedule 1.1 attached hereto shall, from and after the Effective Date, be the governing Schedule for the Commitments  and the Pro Rata Shares of the Lenders under the Loan Agreement and with respect to the Loan.

(d)       In order to properly reflect and evidence the new Commitments and Pro Rata Shares of each of the Lenders under the Loan Agreement as modified by this Modification Agreement, Borrower shall execute and deliver new Notes to each of the Lenders in the amount of their new Commitments, substantially in the same form of Note as previously executed by Borrower in connection with the existing Loan Agreement, with such changes thereto as Agent shall reasonably require. Following receipt of the new Notes, each of the superseded old Notes shall be marked "cancelled" and returned to the Borrower.

(e)        Unused Fee.  To the extent that the Facility is not fully drawn immediately following  the Effective Date (i.e.; to the extent that there is less than $350,000,000 outstanding immediately following the closing of the Modification Agreement), Borrower shall pay to Agent, for the prorata benefit of the Lenders, in addition to all other fees set forth in the New Fee Letter, a fee in an amount equal to 0.20% (twenty basis points) per annum of the average daily unused (undisbursed) amount of the aggregate Commitments  of all the Lenders, which shall accrue during the Delayed Draw Availability Period (and such unused fee shall cease accruing following the end of the Delayed Draw Availability  Period),  and shall be payable quarterly in arrears, as of the first day of each calendar quarter.

(f)        The figure "$300,000,000" set forth in Section 2.17.1 of the Loan Agreement is hereby deleted and in its place the figure "$500,000,000"  is hereby inserted.

(g)        Section 8.1(k) of the Loan Agreement is hereby amended and restated in its entirety to provide as follows:

"Borrower, Guarantor or a subsidiary of Borrower or Guarantor defaults (taking into account applicable notice and cure periods, if any) in connection with any credit such Person has with any holder of Indebtedness  of such  Person,  (i) and such default  consists  of the failure to make a payment when due on one or more obligations that are recourse to Borrower, Guarantor or a subsidiary of Borrower or Guarantor whose outstanding principal amount exceeds $50,000,000 individually or in the aggregate and such default has not been waived by the holder of such Indebtedness, or (ii) as a result of such default, one or more obligations that are recourse to Borrower, Guarantor or a subsidiary  of Borrower  or Guarantor  whose  outstanding  principal amount exceeds $50,000,000  individually  or in the aggregate have been accelerated; or"

(h)       No Other Modifications.  Except as expressly set forth in this Agreement, the Loan Documents shall be and remain unmodified and in full force and effect.

8.        General Release.   As further inducement  to Agent and Lenders to enter into this Agreement, Borrower and Guarantor hereby release Agent and Lenders as follows:

(a)        Borrower and Guarantor and their heirs, successors and assigns (collectively, the "Releasing  Parties") do hereby release, acquit and forever discharge Agent and Lenders of and from  any and  all claims,  demands,  obligations,  liabilities,  indebtedness,  breaches  of contract, breaches of duty or any relationship, acts, omissions, misfeasance, malfeasance, cause or causes of action, debts, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and expenses of every type, kind, nature, description, or character, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length, which in any way, have, prior to the Effective Date, arisen out of, are connected with or related to the Loan Documents, this Agreement or any earlier and/or other agreement or document referred to therein (collectively, the "Released  Claims").

(b)       The agreement of the Releasing Parties, as set forth in the preceding subparagraph (a) shall inure to the benefit of the successors, assigns, insurers, administrators, agents, employees, and representatives of Agent and Lenders.

(c)        The Releasing Parties have read the foregoing release, fully understand the legal consequences  thereof and have obtained  the advice  of counsel  with respect  thereto.   The Releasing  Parties further  warrant  and represent  that they are authorized  to make the foregoing release.

(d)        Each Releasing Party acknowledges that the foregoing release shall extend to Released Claims which the Releasing Party does not know or suspect to exist in Releasing Party's favor at the time of executing this Agreement, regardless of whether such Released Claims, if known by such Releasing Party, would have materially affected such Releasing Party's decision to enter into this Agreement.  Each Releasing Party acknowledges that they are familiar with Section 1542 of the Civil Code of the State of California which provides as follows:

A general release does not extend to claims which the creditor  does not know or suspect  to exist in his or her favor at the time of executing  the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Each Releasing Party waives and relinquishes any right or benefit which it has or may have under Section 1542 of the Civil Code of the State of California and any similar provision of the statutory or non-statutory law of any other jurisdiction, to the full extent that it may lawfully waive all such rights and benefits.  In connection with such waiver and relinquishment, each Releasing Party acknowledges that it is aware that it or its attorneys or agents may hereafter discover facts in addition to or different from those which it now knows or believes to exist with respect to the subject matter of this Section. 7 or the other parties hereto, but that each Releasing Party intends hereby fully, finally and forever to settle, waive and release all of the Released Claims, known or unknown, suspected or unsuspected,  which now exist or may exist hereafter between Releasing Parties and Agent and Lenders in connection  with the Loan, except as otherwise  expressly  provided  in this Section 7.  This foregoing  release shall be and remain in effect notwithstanding the discovery or existence of any such additional or different facts.

(e)        Each Releasing Party warrants and represents  that it is the sole and lawful owner of all right, title and interest in and to all of the respective Released Claims released hereby and that it has not heretofore voluntarily, by operation of law or otherwise, assigned or transferred or purported to assign or transfer to any person or entity any such claim or any portion thereof.

(f)        This release is not to be construed and does not constitute  an admission of liability  on the part of Agent  or Lenders.   This  release  shall constitute  an absolute  bar to any Released Claim of any kind, whether such claim is based on contract, tort, warranty, mistake or any other theory, whether legal, statutory or equitable.  The Releasing Parties specifically agree that any attempt to assert a claim barred hereby shall subject each of them to the provisions of applicable law setting forth the remedies for the bringing of groundless, frivolous or baseless claims or causes of action.

___________	___________
Borrower's Initials	Guarantor's Initials

9.         Conditions Precedent. Before this Agreement becomes effective and any party becomes obligated under it, all of the following conditions shall have been satisfied in a manner acceptable to Agent in the exercise of Agent's sole judgment (except as waived or reserved by Agent in writing):

(a)        Agent shall have received fully executed originals of this Agreement, the new Notes for each Lender (as specified in Section 7(d) above of this Agreement),  the New Fee Letter and any other documents  which Agent may reasonably require or request in accordance with this Agreement  or the other Loan Documents  (including, without limitation,  pertaining to the Patriot Act).

(b)        Guarantor shall have executed and delivered to Agent the attached Consent of Guarantor.

(c)        Borrower shall have paid to Agent all fees set forth in the New Fee Letter.

(d)        Agent  and  Lenders  shall  have  received  reimbursement, in  immediately available funds, of all reasonable actual, out-of-pocket  costs and expenses incurred by Agent and Lenders  in connection  with the Loan or this Agreement,  including  the  legal fees, charges  and expenses of Agent's counsel (determined on the basis of such counsel's generally applicable rates, which may be higher than the rates such counsel charges Agent in certain matters).

(e)        Agent shall have received all documents evidencing the formation, organization and valid existence of the Borrower and Guarantor (to the extent such documents have been amended or modified since the original Closing Date) and the authorization for the execution, delivery, and performance of the  Agreement.

(f)        No change shall have occurred in the financial condition of Borrower or Guarantor, which would have, in Agent's sole judgment, a material adverse effect on Borrower's or Guarantor's ability to repay the Loan or otherwise perform its obligations under the Loan Documents.

(g)       Agent shall have received from in-house counsel for Borrower an opinion as to Borrower's power and authority to execute, deliver and perform this Agreement, in form and substance acceptable to Agent.

(h)       Borrower's representations and warranties set forth in Section 10 below are true and correct in all respects.

(i)        The conditions precedent shall have been satisfied prior to August 10, 2012 unless waived or reserved by Agent in writing.

(j)       Each of the Lenders shall have received credit approval from the appropriate credit committee or other authority within that Lender as to its Commitment and performance of its obligations under the Loan Agreement and other Loan Documents, as modified by this Agreement.

10.      Borrower's Representations and Warranties.  Borrower represents and warrants to Agent and Lenders as follows:

(a)        Loan Documents.  Except as previously disclosed to Agent in writing, all representations and warranties made and given by Borrower in the Loan Documents are true, accurate and correct in all material respects. Borrower is in compliance with all covenants, terms and conditions in effect and as required under the Loan Documents (as modified by this Agreement).

(b)       No Default. No Event of Default has occurred and is continuing, and no event has occurred and is continuing which, with notice or the passage of time or both, would be an Event of Default.

(c)        Borrowing Entity. Borrower is a limited partnership which is duly organized, validly existing and in good standing under the laws of the State of California and is duly qualified to conduct business, and is in good standing, in the State of California and, to the extent legally required, in each other state in which it conducts business. Except as previously disclosed in writing by Borrower to Agent, there have been no changes in the organization, composition, ownership structure or formation documents of Borrower since the Closing Date.  Borrower's execution and delivery of this Agreement and the continued performance by Borrower of its obligations under the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of Borrower and any other required parties. This Agreement has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

11.      Incorporation.  This Agreement shall form a part of each Loan Document, and all references to a given Loan Document shall mean that document as modified pursuant to this Agreement.   For purposes of this Agreement, the "Effective Date" shall be the date that Agent notifies Borrower that all of the conditions precedent set forth in Section 9 hereof have been satisfied in a manner acceptable to Agent in the exercise of Agent's sole judgment, or waived or reserved by Agent in writing.

12.      No Prejudice; Reservation of Rights.   Except as expressly set forth herein, this Agreement shall not prejudice any rights or remedies of Agent or Lenders under the Loan Documents.  Agent and Lenders reserve, without limitation, all rights which it has against any endorser of the Note.

13.      No Impairment. Except as specifically hereby amended, the Loan Documents shall each remain unaffected by this Agreement and all such documents shall remain in full force and effect.

14.      Integration.  The Loan Documents, including this Agreement: (a) integrate all the terms and conditions mentioned in or incidental to the Loan Documents; (b) supersede all oral negotiations and prior and other writings with respect to their subject matter; and (c) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in those documents and as the complete and exclusive statement of the terms agreed to by the parties. If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other agreement or instrument in effect as of the Effective Date, including any of the other Loan Documents, the terms, conditions and provisions of this Agreement shall prevail.

15.      Miscellaneous.  This Agreement and any attached consents or exhibits requiring signatures may be executed in counterparts, and all counterparts shall constitute but one and the same document. If any court of competent jurisdiction determines any provision of this Agreement or any of the other Loan Documents to be invalid, illegal or unenforceable, that portion shall be deemed severed from the rest, which shall remain in full force and effect as though the invalid, illegal or unenforceable portion had never been a part of the Loan Documents.  This Agreement shall be governed by the laws of the State of California, without regard to the choice of law rules of that State.  As used here, the word "include(s)" means "includes(s), without limitation," and the word "including" means "including, but not limited to."

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Borrower:

ESSEX PORTFOLIO, L.P.,
a California limited partnership

By:	ESSEX PROPERTY TRUST, INC.,
a Maryland corporation, its general partner

	By:	/s/ Mark J. Mikl
		Name :	Mark J. Mikl
		Title:	Senior Vice President

925 East Meadow Drive
Palo Alto, CA 94303
Attn:	Mark J. Mikl (facsimile: (650) 843-1514) Jorden E. Ritter (facsimile: (650) 858-1372) Michael T. Dance (facsimile: (650) 858-0139) Internet Website: www.essexpropertytrust.com

Agent:

U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent

By:
Jeffrey G. Hoppen, Senior Vice President

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Borrower:

ESSEX PORTFOLIO, L.P.,
a California limited partnership

By:	ESSEX PROPERTY TRUST, INC.,
a Maryland corporation, its general partner

By:
Name :
Title:

925 East Meadow Drive
Palo Alto, CA 94303
Attn:	Mark J. Mikl (facsimile: (650) 843-1514) Jorden E. Ritter (facsimile: (650) 858-1372) Michael T. Dance (facsimile: (650) 858-0139) Internet Website: www.essexpropertytrust.com

Agent:

U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/ Jeffrey G. Hoppen
Jeffrey G. Hoppen, Senior Vice President

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Lenders:

U.S. BANK NATIONAL ASSOCIATION,
as Lender

By:	/s/ Jeffrey G. Hoppen
Jeffrey G. Hoppen, Senior Vice President

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WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Lender

By:	/s/ Carl Skanderup
Carl Skanderup, Vice President

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UNION BANK, N.A.,
as Lender

By:	/s/ Thomas E. Little
Thomas E. Little, Vice President

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PNC BANK, NATIONAL ASSOCIATION,
as Lender

By:	/s/ Nicolas Zitelli
Nicolas Zitelli,
Vice President

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BANK OF MONTREAL,
as Lender

By:	/s/ Aaron Lanski
Aaron Lanski,
Managing Director

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BANK OF THE WEST,
as Lender

By:	/s/ Lynn Foster
Lynn Foster, Senior Vice President

By:
Name:
Title:

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BANK OF THE WEST,
as Lender

By:
Name:
Title:

By:	Ben Arroyo
	Name:	Ben Arroyo
	Title:	Vice President

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HSBC BANK USA, NATIONAL ASSOCIATION,
as Lender

By:	/s/ Karen K. Kokame
Karen K. Kokame
Vice President

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KEYBANK NATIONAL ASSOCIATION,
as Lender

By:	/s/ Jason R. Weaver
Jason R. Weaver, Senior Vice President

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CAPITAL ONE, N.A.,
as Lender

By:	/s/ Frederick H. Denecke
Frederick H. Denecke, Vice President

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CITIBANK, N.A.,
as Lender

By:	/s/ Michael Chlopak
Michael Chlopak, Vice President

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COMERICA BANK,
a Texas banking association,
as Lender

By:	/s/ Sam F. Meehan
Sam F. Meehan, Vice President

[Signatures Continue on the Next Page]

[Signature Page to Term Loan Agreement]

CONSENT OF GUARANTOR

The undersigned, having read and understood the foregoing Modification Agreement ("Agreement"), hereby (i) consents to all of the terms, conditions and provisions of the Agreement and the transactions contemplated by the Agreement, including, but not limited to, Sections 2 through  8,  inclusive,  thereof, (ii) agrees that the Agreement does not terminate any of the obligations  of  the  undersigned to  Agent and  Lenders under the Guaranty, (iii) reaffirms its obligations under the Guaranty in light of the Agreement (including, but not limited to, Sections 2 through 8, inclusive, thereof), and (iv) acknowledges and agrees that the total principal amount available to be borrowed by Borrower under the Loan Agreement and the Note has been increased to $350,000,000 (with possible further increases to $500,000,000) and acknowledges and agrees that the Guaranty shall cover and guarantee the repayment of all such increased sums. The undersigned, having reread the Guaranty and with advice of its own counsel, hereby reaffirm and restate all waivers, authorizations, agreements and understandings set forth in the Guaranty, as though set forth in full herein.  Capitalized terms used in this consent but not otherwise defined shall have the meanings ascribed to such terms in the Agreement.

Dated as of July 30, 2012.

"Guarantor"

ESSEX PROPERTY TRUST, INC.,
a Maryland corporation

	By:	/s/ Mark J. Mikl
	Name :	Mark J. Mikl
	Title :	Senior Vice President

CONSENT

SCHEDULE  1.1

LENDERS  NAMES, COMMITMENTS AND PRO RATA SHARES

LENDER	TERM COMMITMENT	PRO RATA SHARE
US Bank National Association	$53,500,000.00	15.285714285714%
Wells Fargo Bank, National Association	$48,500,000.00	13.857142857143%
Union Bank, N.A.	$46,000,000.00	13.142857142857%
PNC Bank, National Association	$46,000,000.00	13.142857142857%
Bank of Montreal	$36,000,000.00	10.285714285714%
Bank ofthe West	$25,000,000.00	7.142857142857%
HSBC Bank USA, N.A.	$25,000,000.00	7.142857142857%
KeyBank National Association	$25,000,000.00	7.142857142857%
Capital One, N.A.	$20,000,000.00	5.714285714286%
Citibank, N.A.	$15,000,000.00	4.285714285714%
Comerica Bank	$10,000,000.00	2.857142857143%
TOTAL	$350,000,000.00	100.000000000000%

SCHEDULE 1.1